Exhibit 23.1



PRICEWATERHOUSECOOPERS
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                                                   PricewaterhouseCoopers LLP
                                                   Chartered Accountants
                                                   PricewaterhouseCoopers Place
                                                   250 Howe Street, Suite 700
                                                   Vancouver, British Columbia
                                                   Canada V6C 3S7
                                                   Telephone +1 604 806 7000
                                                   Facsimile +1 604 806 7806


Consent of Independent Accountants


We hereby consent to the use in this initial Registration Statement on Form 40-F, (the "Registration Statement") for Corriente Resources Inc. of our report dated February 24, 2005, except for note 13 which is as of March 22, 2005, relating to the financial statements of Corriente Resources Inc., as of December 31, 2004 and 2003 and for each year in the three year period ended December 31, 2004 which appear in Document 2 and Exhibit 99.1 on such Registration Statement.



/s/  PricewaterhouseCoopers LLP


Chartered Accountants
Vancouver, BC
February 10, 2006










PricewaterhouseCoopers refers to the Canadian firm of PricewaterhouseCoopers LLP and the other member firms of PricewaterhouseCoopers International Limited, each of which is a separate and independent legal entity.